                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 10, 1996

                             ATLANTIC REALTY TRUST
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
- -------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            0-27562                                      13-3849655
- -----------------------------------         -----------------------------------
    (Commission File Number)                  (IRS Employer Identification No.)

     747 Third Avenue, New York, New York                       10017
- -------------------------------------------------------------------------------
   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code      (212) 355-1255
                                                     --------------------------

- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)     Financial Statements of Businesses Acquired

                Financial Statements of the Net Assets to be Transferred to Atlantic Realty Trust for the three months ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993

        (b) Pro forma financial information of Atlantic Realty Trust for the three months ended March 31, 1996 and for the year ended December 31, 1995

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees of
RPS Realty Trust and
Atlantic Realty Trust:

We have audited the accompanying combined balance sheets of the Net Assets to be Transferred to Atlantic Realty Trust as of December 31, 1995 and 1994 and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Net Assets to be Transferred to Atlantic Realty Trust as of December 31, 1995 and 1994, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As more fully described in Note 1, Atlantic Realty Trust will be obligated to adopt the liquidation basis of accounting upon completion of the Transaction. The accompanying combined financial statements do not give effect to the adjustments, if any, to be recorded at such time.

March 7, 1996

NET ASSETS TO BE TRANSFERRED TO
ATLANTIC REALTY TRUST

COMBINED BALANCE SHEETS
AS OF MARCH 31, 1996 (UNAUDITED) AND DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                           MARCH 31,
                                                            1996                    DECEMBER 31,
ASSETS                                                   (UNAUDITED)          1995              1994

Mortgage loans receivable - net of allowance
  for possible loan losses of $10,231,336 in 1996,
  $10,231,336 in 1995 and $6,581,336 in 1994             $32,606,701       $36,023,265       $39,417,669
Investment in real estate - net                            6,838,821         6,866,189         7,503,105
Short-term investments                                     4,533,358         3,356,995         1,342,979
Interest and accounts receivable                           7,221,635         7,523,583         7,363,759
Other assets                                                 460,000           460,000           460,000
                                                         -----------       -----------       -----------

TOTAL                                                    $51,660,515       $54,230,032       $56,087,512
                                                         ===========       ===========       ===========

     LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Accounts payable                                       $   316,850       $   717,036       $   546,299
  Deferred commitment fees                                   346,320           346,320           346,320
                                                         -----------       -----------       -----------

           Total liabilities                                 663,170         1,063,356           892,619

COMMITMENTS AND CONTINGENCIES                                   --                --                --

SHAREHOLDERS' EQUITY                                      50,997,345        53,166,676        55,194,893
                                                         -----------       -----------       -----------

TOTAL                                                    $51,660,515       $54,230,032       $56,087,512
                                                         ===========       ===========       ===========

See notes to combined financial statements.

NET ASSETS TO BE TRANSFERRED TO
ATLANTIC REALTY TRUST

COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED) AND
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                   THREE
                                                MONTHS ENDED                          YEAR ENDED
                                               MARCH 31, 1996                        DECEMBER 31,
                                                                  ------------------------------------------------
                                                (UNAUDITED)          1995               1994               1993

REVENUES:
  Interest income                               $   797,557       $ 3,515,614        $ 3,514,395       $ 5,185,483
  Contingent interest and fee income                   --              63,028             41,836           134,004
  Rental income                                     149,267           994,369            867,288           169,314
                                                -----------       -----------        -----------       -----------

           Total revenues                           946,824         4,573,011          4,423,519         5,488,801
                                                -----------       -----------        -----------       -----------

EXPENSES:
  Provision for possible loan losses                   --           3,650,000          2,100,000         4,100,000
  Provision for impairment of real estate              --             800,000               --                --
  Loss on disposition of mortgage loans             128,886              --                 --                --
  General and administrative expenses               280,069         1,185,161            910,760           865,092
  Property operating                                 42,872           200,209            125,750             3,923
  Real estate tax                                    84,319           311,642            502,046            72,377
  Depreciation                                       27,368           108,763             62,905            11,518
                                                -----------       -----------        -----------       -----------

           Total expenses                           563,514         6,255,775          3,701,461         5,052,910
                                                -----------       -----------        -----------       -----------

NET INCOME (LOSS)                               $   383,310       $(1,682,764)       $   722,058       $   435,891
                                                ===========       ===========        ===========       ===========

See notes to combined financial statements.

NET ASSETS TO BE TRANSFERRED TO
ATLANTIC REALTY TRUST

COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED) AND
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                                  ADDITIONAL                         CUMULATIVE           TOTAL
                                  NUMBER OF                        PAID-IN          CUMULATIVE      CONTRIBUTIONS/    SHAREHOLDERS'
                                   SHARES         AMOUNT           CAPITAL           EARNINGS      (DISTRIBUTIONS)       EQUITY

BALANCE,
  JANUARY 1, 1993                 28,492,421    $   2,849,242    $ 195,591,125    $  50,166,122     $(185,028,609)    $  63,577,880

  Net Income                            --               --               --            435,891              --             435,891
  Distributions                         --               --               --               --          (9,244,165)       (9,244,165)
                                  ----------    -------------    -------------    -------------     -------------     -------------

BALANCE,
  DECEMBER 31, 1993               28,492,421        2,849,242      195,591,125       50,602,013      (194,272,774)       54,769,606

  Net Income                            --               --               --            722,058              --             722,058
  Distributions                         --               --               --               --            (296,771)         (296,771)
                                  ----------    -------------    -------------    -------------     -------------     -------------

BALANCE,
  DECEMBER 31, 1994               28,492,421        2,849,242      195,591,125       51,324,071      (194,569,545)       55,194,893

  Net Loss                              --               --               --         (1,682,764)             --          (1,682,764)
  Distributions                         --               --               --               --            (345,453)         (345,453)
                                  ----------    -------------    -------------    -------------     -------------     -------------

BALANCE,
  DECEMBER 31, 1995               28,492,421        2,849,242      195,591,125       49,641,307      (194,914,998)       53,166,676

  Net Income (unaudited)                --               --               --            383,310              --             383,310
  Distributions (unaudited)             --               --               --               --          (2,552,641)       (2,552,641)
                                  ----------    -------------    -------------    -------------     -------------     -------------

BALANCE,
  MARCH 31, 1996                  28,492,421    $   2,849,242    $ 195,591,125    $  50,024,617     $(197,467,639)    $  50,997,345
                                  ==========    =============    =============    =============     =============     =============

See notes to combined financial statements.

NET ASSETS TO BE TRANSFERRED TO
ATLANTIC REALTY TRUST

COMBINED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED) AND
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                     THREE
                                                  MONTHS ENDED                     YEAR ENDED
                                                 MARCH 31, 1996                    DECEMBER 31,
                                                                 --------------------------------------------
                                                   (UNAUDITED)        1995            1994            1993

CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income (loss)                               $   383,310     $(1,682,764)    $   722,058     $   435,891
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Provision for possible loan losses                 --         3,650,000       2,100,000       4,100,000
      Provision for impairment of real estate            --           800,000            --              --
      Loss on disposition of mortgage loans           128,886            --              --              --
      Depreciation                                     27,368         108,763          62,905          11,518
      Changes in operating assets and
        liabilities:
        Interest and accounts receivable              173,062        (159,824)        216,456       1,159,963
        Accounts payable and deferred
           commitment fee                            (400,186)        170,737          52,737        (209,181)
                                                  -----------     -----------     -----------     -----------
           Net cash provided by
            operating activities                      312,440       2,886,912       3,154,156       5,498,191
                                                  -----------     -----------     -----------     -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Satisfaction of mortgage loans receivable         3,416,564            --            77,662       3,809,974
  Investment in mortgage loans receivable                --          (255,596)           --           (64,000)
  Investment in real estate                              --          (271,847)     (1,592,068)           --
                                                  -----------     -----------     -----------     -----------
           Net cash provided by (used in)
             investing activities                   3,416,564        (527,443)     (1,514,406)      3,745,974
                                                  -----------     -----------     -----------     -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Distributions to RPS Realty Trust                (2,552,641)       (345,453)       (296,771)     (9,244,165)
                                                  -----------     -----------     -----------     -----------
           Net cash used in
             financing activities                  (2,552,641)       (345,453)       (296,771)     (9,244,165)
                                                  -----------     -----------     -----------     -----------
NET INCREASE IN CASH AND
  CASH EQUIVALENTS                                  1,176,363       2,014,016       1,342,979            --
CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                               3,356,995       1,342,979            --              --
                                                  -----------     -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD                                          $ 4,533,358     $ 3,356,995     $ 1,342,979     $      --
                                                  ===========     ===========     ===========     ===========

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
  Investment in real estate                       $      --       $      --       $ 2,685,460     $ 3,300,000
  Investment in limited partnership                      --              --              --           460,000
  Interest and accounts receivable                       --              --        (3,195,876)     (1,500,000)
  Use (recovery) of allowance for possible
    loan losses                                          --              --          (381,336)      4,440,000
  Gross mortgage receivable exchanged for
    real estate                                          --              --        (2,500,000)     (6,700,000)
  Mortgage receivable exchanged                          --              --        (3,000,000)           --

See notes to combined financial statements.

NET ASSETS TO BE TRANSFERRED TO
ATLANTIC REALTY TRUST

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
AND FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      Atlantic Realty Trust (the "Trust") is a newly formed Maryland real estate investment trust formed as a condition of the Transaction described in
      Note 7 for the transfer from RPS Realty Trust ("RPS") of the remaining mortgage loan portfolio, as well as certain other assets and liabilities ("Net Assets").

      The combined financial statements reflect the Net Assets and the related results of their operations for the periods presented. Historical performance of the Net Assets are presented as if those assets were separately managed. Under the provisions of its Declaration of Trust, the Trust is obligated to make a final liquidating distribution of the net cash proceeds attributable to the sale or other disposition of the Trust's assets within 18 months, or to merge or combine operations with another real estate entity during such 18-month period, unless on or before such date the holders of at least two-thirds of the Trust's outstanding shares approve the extension of such date. In the event that at the end of such 18-month period, the Trust is unable to dispose of all of its assets, and the shareholders of the Company have not approved an extension of such date, the Trust will appoint an independent third party to liquidate the Trust's remaining assets.

      As a result, upon completion of the Transaction, the Trust will be obligated to adopt the liquidation basis of accounting. Under this method of accounting, assets are stated at the amounts to be realized in liquidation and liabilities are stated at anticipated settlement amounts. The accompanying financial statements do not give effect to the adjustments, if any, to be recorded upon adoption of the liquidation basis of accounting.

      Certain common payroll and other general and administrative expenses have been allocated to the Net Assets based on the average of the weighted average of the Trust's total assets under management to the total assets of RPS and the Trust's total revenue to the total revenue of RPS. Such averages were 29 percent, 24 percent and 24 percent in the years ended December 31, 1995, 1994 and 1993, respectively and 26 percent in the three months ended March 31, 1996.

      The following is a summary of significant accounting policies followed in the preparation of the historical financial statements of the Net Assets:

      a. Income Tax Status - The Trust intends to conduct its operations with the intent of meeting the requirements applicable to a real estate investment trust ("REIT") under Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). RPS conducts its operations with the intent of meeting the requirements applicable to a REIT under Section 856 through 860 of the Code. For the year ended December 31, 1995, the Trust has distributed all of its taxable income prior to filing its tax return. As a result, the Trust will have no current and deferred tax liabilities.
            See Note 6 for current developments.

      b. Principles of Combination - The combined financial statements include the accounts of the Net Assets.

      c. Cash Equivalents - Short-term investments are considered cash equivalents for purposes of the statement of cash flows and consist primarily of highly liquid investments having original maturities of less than three months.

      d. Investment in Real Estate - Investment in real estate is stated at cost less accumulated depreciation and is depreciated using the straight-line method over the estimated useful life of the property. Additions and improvements which extend the estimated useful life of the property are capitalized. Repairs and maintenance are expensed. In the event that it appears that the cost less accumulated depreciation cannot be recovered through operations and/or a sale over a reasonable future period, then it will be considered probable that an impairment that is other than temporary has occurred and the net cost less accumulated depreciation will be written down to market value and a new cost basis will be established.

            In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of" which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever changes or events in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of this Statement is required for years beginning after December 15, 1995. The provision of this Statement will be adopted as of January 1, 1996 and the adoption of this Statement will not have a significant impact on the carrying value of the real estate.

            The Company records properties received in foreclosures or by deed in lieu of foreclosure at the lower of the carrying value of the related mortgage loan, plus accrued interest and costs incurred in connection with the foreclosure, or the market value of the property.

      e. Income Recognition - Current interest income on mortgage loans is recognized on the accrual method during the periods in which the mortgage loans are outstanding. Deferred interest, due at the maturity of the mortgage loan, is recognized as income based on the interest method using the implicit rate of interest on the mortgage loan. Income from operating leases held in connection with the investments in real estate is recognized when earned. Contingent and additional contingent income and prepayment premium income are recognized as cash is received. Certain leases at one of the Trust's real estate properties may have percentage rent features and such amounts are recognized upon receipt.

      f. Impairment of Loans - In May 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan," which requires creditors to account for impaired loans at the present value of their future cash flows or at the fair value of the collateral, if the loan is collateral dependent. The provisions of this Statement were adopted as of January 1, 1995 and the adoption of this statement did not have a significant impact on the carrying value of the loans.

      g. Allocation of Distributions - Net cash flows from operating, financing and investing activities are those amounts which would have been distributed to RPS or received from RPS to the extent required to fulfill the cash contributions of RPS to the Operating Partnership, as described in Note 7.

      h. Use of Estimates -The preparation of financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    MORTGAGE LOANS RECEIVABLE

      The principal amounts of the mortgage loans receivable at March 31, 1996 (Unaudited), December 31, 1995 and 1994 are summarized below:

                                              INTEREST RATE (B)                                 MARCH 31, 1996
                                  ------------------------------------------   -----------------------------------------------
                                            CURRENT PAY                                                             NET
                                   AVERAGE    RATE AT                             AMOUNT         ALLOWANCE        CARRYING
                                   RATE OF    MARCH 31,   AVERAGE   MATURITY     ADVANCED         FOR LOSS         AMOUNT
         DESCRIPTION                LOAN        1996      ACCRUED     DATE       (a)(d)(i)         (g)(h)            (j)
         -----------                ----        ----      -------     ----       ---------         ------            ---

Shopping centers/retail:
  Holiday Park                      10.00%       9.75%        --      12/01    $       --      $       --       $       --
  Branhaven Plaza                   11.19       14.25         --      08/01       2,800,000            --          2,800,000
  1733 Massachusetts Avenue          8.58        8.58       1.42      06/01       2,200,000            --          2,200,000
  Mt. Morris Commons                11.20       10.50       2.00      06/01       2,700,000      (1,000,000)       1,700,000
  Copps Hill Plaza                   6.00        6.00       0.50      07/01       3,563,948        (350,000)       3,213,948
  Hylan Center (f) and (Note 3a.)    7.50        7.50       4.50      01/01      25,000,000      (6,000,336)      18,999,664

Office buildings:
  NCR Building (e)                  10.00       10.00         --      12/95         468,493        (231,000)         237,493
  1-5 Wabash Avenue                  5.00        5.00         --      03/01       2,850,000        (650,000)       2,200,000
  Rector (c) and (Note 3a.)          6.00          --       6.00      03/04       3,255,596      (2,000,000)       1,255,596

Industrial/commercial:
  Simmons Mfg. Warehouse            10.00       10.00       2.00      08/01            --              --               --
                                                                               ------------    ------------     ------------

                                                                               $ 42,838,037    $(10,231,336)    $ 32,606,701
                                                                               ============    ============     ============

                                                  DECEMBER 31, 1995                                DECEMBER 31, 1994
                                  ----------------------------------------------    ---------------------------------------------
                                                                       NET                                              NET
                                      AMOUNT         ALLOWANCE       CARRYING           AMOUNT        ALLOWANCE       CARRYING
                                     ADVANCED        FOR LOSS         AMOUNT           ADVANCED        FOR LOSS        AMOUNT
         DESCRIPTION                 (a)(d)(i)        (g)(h)            (j)           (a)(d)(i)         (g)(h)           (j)
         -----------                 ---------        ------            ---           ---------         ------           ---

shopping centers/retail:
  Holiday Park                     $  1,916,564    $       --       $  1,916,564    $  1,916,564                     $  1,916,564
  Branhaven Plaza                     2,800,000            --          2,800,000       2,800,000            --          2,800,000
  1733 Massachusetts Avenue           2,200,000            --          2,200,000       2,200,000            --          2,200,000
  Mt. Morris Commons                  2,700,000      (1,000,000)       1,700,000       2,700,000      (1,000,000)       1,700,000
  Copps Hill Plaza                    3,563,948        (350,000)       3,213,948       3,563,948        (350,000)       3,213,948
  Hylan Center (f) and (Note 3a.)    25,000,000      (6,000,336)      18,999,664      25,000,000      (3,000,336)      21,999,664

Office buildings:
  NCR Building (e)                      468,493        (231,000)         237,493         468,493        (231,000)         237,493
  1-5 Wabash Avenue                   2,850,000        (650,000)       2,200,000       2,850,000            --          2,850,000
  Rector (c) and (Note 3a.)           3,255,596      (2,000,000)       1,255,596       3,000,000      (2,000,000)       1,000,000

Industrial/commercial:
  Simmons Mfg. Warehouse              1,500,000            --          1,500,000       1,500,000            --          1,500,000
                                   ------------    ------------     ------------    ------------    ------------     ------------

                                   $ 46,254,601    $(10,231,336)    $ 36,023,265    $ 45,999,005    $ (6,581,336)    $ 39,417,669
                                   ============    ============     ============    ============    ============     ============

      Deferred interest due at maturity of the mortgage loans is recognized as income based on the interest method. The amounts currently recognized through March 31, 1996 (unaudited), December 31, 1995 and 1994, are as follows:

                              FOR MARCH 31,
                                  1996         FOR DECEMBER 31,   FOR DECEMBER 31,
                            DEFERRED INTEREST        1995               1994
                                 ACCRUED       DEFERRED INTEREST  DEFERRED INTEREST
                               (UNAUDITED)          ACCRUED            ACCRUED

Holiday Park                    $     --         $   67,080       $   67,080
Branhaven Plaza                    296,998          345,998          267,329
1733 Massachusetts Avenue          337,675          335,127          325,786
Mt. Morris Commons                  52,923           52,923           52,923
Hylan Center                     6,275,000        6,275,000        6,275,000
Simmons Mfg. Warehouse                --            128,886          100,352
                                ----------       ----------       ----------

Balance, end of period          $6,962,596       $7,205,014       $7,088,470
                                ==========       ==========       ==========


      (a) Of the 8 loans outstanding at March 31, 1996, 3 are wraparound and 5 are first mortgage loans. Of the 10 loans outstanding at December 31, 1995, 4 are wraparound and 6 are first mortgage loans. The wraparound mortgage loans are subordinate to prior liens held by others with no recourse to the Trust. Such prior liens are not to be liabilities of the Trust and, therefore, are not reflected in the accompanying financial statements.

      (b) In addition to fixed interest, on certain loans the Trust would be entitled to contingent interest in an amount equal to a percentage of the gross rent received by the borrower from the property securing the mortgage above a base amount, payable annually, and additional contingent interest based on a predetermined multiple of the contingent interest or a percentage of the net value of the property at such date, payable at maturity (equity participation). Contingent interest in the amount of $43,862, $41,836, and $50,121 was received for the years ended December 31, 1995, 1994, and 1993, respectively. During the three months ended March 31, 1996, the Trust did not receive any contingent interest.

      (c) Pursuant to the terms of the restructuring of the collateral assigned loan which was partially secured by a security interest in a mortgage on 19 Rector Street, the interest held was converted to a direct first mortgage lien by delivery on September 21, 1995 of an Assignment of Senior Participation in the mortgage loan which formerly had been only collaterally assigned by its mortgagee in consideration of an additional $255,596.

      (d) The aggregate cost for Federal income tax purposes approximates that used for financial reporting.

      (e) The NCR mortgage loan matured on December 31, 1995 and is in default. The Trust has initiated foreclosure proceedings with respect to the loan.

      (f) The interest income from the Hylan loan represented more than 35 percent of total revenues for the three months ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993, respectively. The mortgage receivable balance and deferred interest receivable also represented more than 45 percent of total assets at March 31, 1996, December 31, 1995 and 1994.

      (g) As of March 31, 1996, December 31, 1995 and 1994, there were six, six and five loans respectively that were in arrears (three monthly payments or more) or otherwise considered to be "problem loans." The aggregate gross principal amounts of these loans, together with receivables relating to such loans comprised of accrued interest and payments made on behalf of the borrowers for mortgage payments relating to such properties, totaled $44,165,960, $44,165,960, and $44,467,648, representing 85 percent, 81 percent and 79 percent of total assets at March 31, 1996, December 31, 1995 and 1994, respectively. At March 31, 1996, December 31, 1995 and 1994, the Trust was not accruing current and deferred interest on one, one and one, respectively, of the above-mentioned loans, in the aggregate approximate principal amounts of $2,700,000, $2,700,000 and $2,700,000, respectively. In addition, as of such dates, deferred interest on three, three and three additional loans in the aggregate approximate principal amounts of $ 31,819,544, $31,819,544 and $28,000,000, respectively, was not being accrued. There is an allowance for possible loan losses of $10,231,336, $10,231,336 and $6,581,336 at March 31, 1996, December 31, 1995 and 1994,
            respectively.

      (h) An allowance for possible loan losses is established based upon a review of each of the loans in the portfolio. In performing the review, management considers the estimated net realizable value of the property or collateral as well as other factors, such as the current occupancy, the amount and status of senior debt, if any, the prospects for the property, the credit worthiness and current financial position of the borrower and the economic situation in the region where the property is located. Because this determination of the collectibility of loans is based upon future economic events, the amounts ultimately realized at disposition may differ materially from the carrying value as of March 31, 1996, December 31, 1995 and 1994.

      (i) The allowance is indicative of the continued weakness and protracted declines in values of commercial real estate throughout the country resulting in part from the general economic decline and the lack of available credit sources for real estate. The allowance is inherently subjective and is based on management's best estimates of current conditions and assumptions about expected future conditions. It is reasonably possible that future conditions during 1996 may not meet management's expectation and that additional allowances for possible loan losses may be required.

      (i) A summary of mortgage receivable loan activity for the three months ended March 31, 1996 and for the years ended December 31, 1995 and 1994 is as follows:

                                           MARCH 31, 1996
                                            (UNAUDITED)            1995               1994

Balance, beginning of period               $ 36,023,265        $ 39,417,669        $ 47,476,667

  Mortgage loans issued                            --               255,596                --
  Mortgage loan satisfaction                 (3,416,564)               --            (5,958,998)
  Provision for possible loan losses               --            (3,650,000)         (2,100,000)
                                           ------------        ------------        ------------

Balance, end of period                     $ 32,606,701        $ 36,023,265        $ 39,417,669
                                           ============        ============        ============


3.    PREPAYMENTS AND OTHER ACTIVITY

      (a) On January 25, 1994, a mortgage loan in the original principal amount of $31,000,000 which was secured by a collateral assignment of mortgages on two properties, an office building located on Rector Street in New York City (the "Rector Property") and a shopping center located on Hylan Boulevard in Staten Island, New York (the "Hylan Center") was restructured. Pursuant to the restructuring, a direct assignment of the first mortgage with a principal amount of $25,000,000 and accrued interest of $7,881,250 secured by the Hylan Center was received and the collateral assignment of the Rector Property mortgage, the principal amount of which was reduced to $3,000,000 was retained. The holder of the first mortgage secured by the Rector Property has granted a pledge of a senior participation interest in such mortgage. In addition, upon a foreclosure, a direct first mortgage secured by the Rector Property will be obtained. The restructuring was completed in October 1994.

      (b) On August 23, 1993, the Norgate Shops, Corp. exercised its right to receive rental payments pursuant to an Assignment of Rents for its approximately $2,500,000 mortgage loan secured by the Norgate Plaza Shopping Center property. On September 21, 1993, a foreclosure action was commenced, and on motion a receiver was appointed. On June 30, 1994, Norgate Shops, Corp., a wholly-owned subsidiary, acquired title to the Norgate Shopping Center property. The property was subject to a first mortgage in the approximate amount of $1,463,830, which was prepaid at the time of such acquisition.

      (c) As of April 30, 1993, a Settlement Agreement (the "Agreement") was entered into with respect to the note secured by a mortgage on 5 and 9 North Wabash Avenue, Chicago, Illinois. Pursuant to the Agreement,
            (a) a subsidiary received title by deed in lieu of foreclosure to the property at 9 North Wabash Avenue, b) $1,350,000 was received and c) another subsidiary received a 20% limited partnership interest in a newly organized limited partnership which owns 5 North Wabash Avenue. This interest is reflected on the balance sheet as other assets of $460,000. A note secured by a first mortgage on 5 North Wabash Avenue in the reduced amount of $3,450,000 will continue to be held. The note bears interest at 5% per annum, matures on March 31, 1996 and is nonamortizing, except for a $600,000 principal reduction payment made on December 20, 1993. The maturity date of the note may be extended to March 31, 1997 at the option of the borrower under the note, provided, among other things, that the principal amount of the note is reduced by an additional $600,000 payment prior to its initial maturity. Interest during the extension period shall be at 7% per annum. As to the limited partnership interest to be held by a subsidiary, no distributions shall be made with respect thereto until the maturity or earlier repayment of the mortgage loan. Thereafter, other than distributions of net operating income, no cash distributions will be received from refinancing or a sale of the property on account of its limited partnership interest until the general and initial limited partner of the limited partnership have received $1,550,000 and any payments reducing the loan balance below $3,450,000 in aggregate distributions from such sources. The transaction closed on July 7, 1993 and resulted in a taxable loss approximating $4,500,000, which amount was previously recognized for accounting purposes in 1992.

      (d) On July 2, 1993, proceeds of $3,506,713 were received from the partial prepayment of the NCR mortgage loan. The original principal balance of $2,300,000 was reduced to $468,493. The remaining principal amount matured on December 31, 1995 and bears current interest of 10% payable quarterly. Also included in the proceeds was approximately $1,675,000 of deferred interest.

4.    INVESTMENT IN REAL ESTATE

                                                                                                    PROVISION
                                                               CAPITAL            GROSS               FOR
                                                             IMPROVEMENTS       AMOUNT (1)         IMPAIRMENT
                                                            MARCH 31, 1996     MARCH 31, 1996    MARCH 31, 1996
                                                             (UNAUDITED)        (UNAUDITED)       (UNAUDITED)      ACCUMULATED
                                   INITIAL COST TO                AND              AND                AND          DEPRECIATION
                                       COMPANY                DECEMBER 31,      DECEMBER 31,      DECEMBER 31,       MARCH 31,
                              ---------------------------         1995             1995              1995              1996
                                 LAND            BUILDING   --------------     --------------    --------------    ------------
                              ----------       ----------                                                           (Unaudited)


9 North Wabash
  Chicago, Illinois           $2,319,900       $  980,100       $     --         $3,300,000       $ (800,000)       $   68,061

Norgate Shopping Center
  Indianapolis, Indiana        1,260,000        2,940,000          349,375        4,549,375             --             142,493
                              ----------       ----------       ----------       ----------       ----------        ----------

    Totals                    $3,579,900       $3,920,100       $  349,375       $7,849,375       $ (800,000)       $  210,554
                              ==========       ==========       ==========       ==========       ==========        ==========

                               ACCUMULATED     NET CARRYING
                               DEPRECIATION       AMOUNT
                               DECEMBER 31,      MARCH 31,
                                   1995            1996
                                ----------       ----------
                                                (Unaudited)
9 North Wabash
  Chicago, Illinois             $   61,778       $2,431,939

Norgate Shopping Center
  Indianapolis, Indiana            121,408        4,406,882
                                ----------       ----------

    Totals                      $  183,186       $6,838,821
                                ==========       ==========

                                                                 DECEMBER 31,
                                        MARCH 31,       ------------------------------
                                          1996              1995              1994
                                      (UNAUDITED)
REAL ESTATE OWNED:
  Balance at beginning of year        $ 7,049,375       $ 7,577,528        $ 3,300,000
  Acquired Properties                        --                --            4,200,000
  Capital Improvements                       --             271,847             77,528
  Provision for Impairment                   --            (800,000)              --
                                      -----------       -----------        -----------

      Balance at end of year          $ 7,049,375       $ 7,049,375        $ 7,577,528
                                      ===========       ===========        ===========

ACCUMULATED DEPRECIATION:
  Balance at beginning of year:       $   183,186       $    74,423        $    11,518
  Depreciation Expense (2)                 27,368           108,763             62,905
                                      -----------       -----------        -----------

      Balance at end of year          $   210,554       $   183,186        $    74,423
                                      ===========       ===========        ===========

(1) Aggregate cost for Federal income tax purposes at March 31, 1996 (unaudited) and December 31, 1995 and 1994 approximates $7,849,375, $7,849,375 and $7,577,528, respectively.

(2) Properties are depreciated over an estimated life of 39 years using the straight-line method.

(3) As the sole tenant at 9 North Wabash terminated its lease on December 31, 1995, the property value was impaired and a provision for impairment of $800,000 was recognized.

      RENTALS UNDER OPERATING LEASES

      The following is a schedule by years of minimum future rentals to be received on noncancelable operating leases at December 31, 1995:

                           YEAR ENDING
                          DECEMBER 31,                                    AMOUNT

                              1996                                    $      353,148
                              1997                                           337,746
                              1998                                           337,746
                              1999                                           144,100
                              2000                                           126,496
                           Later Years                                       973,509
                                                                       -------------

                                                                       $   2,272,745
                                                                       =============

5.    FINANCIAL INSTRUMENTS

      The market value of mortgage loans and receivables relating to such loans as of December 31, 1995 and 1994 is estimated to be approximately $45,000,000 and $44,000,000, respectively. At December 31, 1995, the aggregate estimated fair market value of five of the ten mortgage loans exceeded the aggregate carrying value of $32,516,828 by $3,593,795. The remaining five mortgage loans were stated at their fair market value. At December 31, 1994, the aggregate estimated fair market value of three of the ten mortgage loans exceeded the aggregate carrying value of $5,616,564 by $1,311,020. The remaining seven mortgage loans were stated at their fair market value. The estimated market value has been determined, using available market information, methodologies deemed reasonable and the present value of estimated future cash flows using a discount rate commensurate with the risks involved. Estimated market values represent management's estimate as of the date of the valuation and are based on facts and conditions existing on the date of the valuation and on a number of assumptions concerning future circumstances, which assumptions may or may not prove to be accurate. Management believes that the estimated market value as stated is not necessarily indicative of the price which could be realized if it were actively attempting to sell the mortgages in its portfolio.

6.    INCOME TAXES

      In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" ("SFAS 109"). The adoption of the statement is required for years beginning after December 15, 1992. Even though the Trust will not be subject to income taxes as discussed in Note 1, since the Trust is a public enterprise, in accordance with SFAS 109, it is required to disclose the net differences between the assets and liabilities for tax purposes and financial reporting purposes as follows:

                                                                                    1995                1994

Net assets, financial statements                                               $  53,166,676      $  55,194,893
Interest                                                                           7,600,000          7,600,000
Allowance for loan losses                                                         10,250,000          6,600,000
Provision for impairment of real estate                                              800,000                  -
Deferred interest                                                                 (7,200,000)        (7,100,000)
                                                                               -------------      -------------

Net assets, tax reporting                                                      $  64,616,676      $  62,294,893
                                                                               =============      =============

      During the third quarter of 1994, RPS held more that 25% of the value of its gross assets in overnight Treasury Bill reverse repurchase transactions which the IRS may view as non-qualifying assets for the purposes of satisfying an asset qualification test applicable to REITs, based on a Revenue Ruling published in 1977 (the "Asset Issue"). RPS has requested that the United States Internal Revenue Service (the "IRS") enter into a closing agreement with RPS that the Assets Issue will not impact RPS' status as a REIT. The IRS has deferred any action relating to the Asset Issue pending the further examination of RPS' 1991-1994 tax returns (the "RPS Audit," and together with the Asset Issue, the "RPS Tax Issues"). Based on developments in the law which occurred since 1977, RPS' counsel Battle Fowler LLP, has rendered an opinion that RPS' investment in Treasury Bill repurchase obligations would not adversely affect its REIT status. However, such opinion is not binding upon the IRS. In connection with the Transaction, the Trust will assume all tax liability arising out of the RPS Tax Issues. In connection with the assumption of such potential liabilities, the Trust and RPS will enter into a tax agreement which provides that RPS (under the direction of its Continuing Trustees), and not the Trust, will control, conduct and effect the settlement of any tax claims against RPS relating to the RPS Tax Issues. Accordingly, the Trust will not have any control as to the timing of the resolution or disposition of any such claims and no assurance can be given that the resolution or disposition of any such claims will be on terms or conditions as favorable to the Company as if they were resolved or disposed of by the Company. RPS and the Trust also have received an opinion from legal counsel that, to the extent there is a deficiency in RPS' taxable income arising out of the IRS examination and provided RPS timely makes a deficiency dividend (i.e, declares and pays a distribution which is permitted to relate back to the year for which each deficiency was determined to satisfy the requirement that a REIT distribute 95 percent of its taxable income ), the classification of RPS as a REIT for the taxable years under examination would not be affected. If, notwithstanding the above-described opinions of legal counsel, the IRS successfully challenged the status of RPS as a REIT, the REIT status of the Trust could be adversely affected. Management estimates that this would have an effect of approximately $600,000 for 1995 and $400,000 for 1994 which has not been provided in the financial statements of RPS or the Trust. Such amounts do not include potential penalties and interest. The possible effect on the Trust for subsequent periods could be significant depending on the taxable income of either RPS or the Trust in such periods.

7.    RAMCO TRANSACTION

      On December 27, 1995, RPS and Ramco-Gershenson, Inc. ("Ramco") and its affiliates (the "Ramco Group") entered into an amended and restated agreement relating to the acquisition through an operating partnership (the "Operating Partnership") controlled by RPS of substantially all of the real estate assets as well as the business operations of Ramco (the "Transaction"). As part of the Transaction, the Operating Partnership will succeed to the ownership of interests in 22 shopping center and retail properties (the "Ramco Properties"), as well as 100% of the non-voting stock and 5% of the voting stock of Ramco (representing in excess of 95% of the economic interests of Ramco). Under the proposed revised structure to the Transaction, RPS will contribute to the Operating Partnership six retail properties ("RPS Properties") and $68,000,000 in cash and will be liable for approximately $7,000,000 of Transaction expenses. Following the closing of the Transaction, Ramco will manage the Ramco Properties, the RPS Properties and properties of certain third parties and other Ramco affiliates.

      Upon consummation of the Transaction, RPS will be the sole general partner of and a limited partner in the Operating Partnership and under the proposed revised structure to the Transaction will initially will hold approximately 75% of the interests therein. The members of the Ramco Group will be limited partners in the Operating Partnership and will initially hold, in the aggregate, approximately 25% of the interests therein. The Ramco Group could also increase its interest in the Operating Partnership based on the future performance of certain of the Ramco Properties; such performance incentives could increase the Ramco Group's interest in the Operating Partnership to approximately 29% in the aggregate. The Ramco Group's units in the Operating Partnership will be exchangeable for shares of RPS Realty Trust commencing one year after consummation of the Transaction, subject to purchase of such OP Units for cash by RPS Realty Trust, at RPS's option.

      As part of the Transaction, it is anticipated that RPS will change its name to Ramco-Gershenson Properties Trust and will implement a one-for-four reverse share split.

      Upon consummation of the Transaction, it is contemplated that four of the nine current members of the Board of Trustees of RPS will resign and will be replaced by four individuals designated by the Ramco Group, two of whom will be independent of RPS, Ramco and their respective affiliates. In addition, the five current principal executive officers of Ramco will become executive officers of RPS and will be responsible for the management of the RPS's real estate operations.

      In connection with the Transaction, and as a condition thereto, RPS will transfer its remaining mortgage loan portfolio, as well as certain other assets, to the Trust and thereafter will distribute the shares after taking into account the reverse stock split referred to above, to the RPS shareholders. Additionally, pursuant to the terms of the Transaction, RPS will incur approximately $6,500,000 in indebtedness, the proceeds of which, together with existing resources of RPS, will be used primarily for the payment of severance benefits of approximately $4,500,000, distributions to shareholders of approximately $2,279,000 and directors' and officers' insurance premiums of approximately $1,150,000 and approximately $750,000 in working capital. It is anticipated that such indebtedness will accrue interest at 10% per annum (approximately $650,000 per year) and mature on the date which is 18 months after the Transaction. Such interest will be included as a decrease in the Statement of Changes in Net Assets following consummation of the Transaction. Upon consummation of the Transaction, the Trust will assume this indebtedness. The actual amount of such indebtedness may be less than $6,500,000 to the extent that RPS effects the sale of any of the assets to be distributed to the Trust or is prepaid by any of the borrowers under its mortgage loans.

8.    COMMITMENTS

      In March 1995 a lease was entered into for approximately 4,863 square feet of office space at 747 Third Avenue, New York, New York. The term of the lease commences on April 1, 1995, at an annual base rental of approximately $150,000. The lease will expire on April 30, 1997.

9.    SUBSEQUENT EVENTS

      On January 19, 1996, the Trust received proceeds of $2,008,560 from the repayment of the Holiday Park loan. The proceeds consisted of the repayment of the principal loan balance of $1,916,564, current interest of $24,916 and deferred interest of $67,080.

      On February 1, 1996, the Trust received proceeds of $1,512,500 from the repayment of the Simmons Manufacturing Warehouse loan. The proceeds consisted of the repayment of the principal loan balance of $1,500,000 and current interest of $12,500.

      On February 5, 1996, Norgate Shops, Inc., a wholly-owned subsidiary of the Trust, signed a non-binding letter of intent for the sale of the Norgate property for a purchase price of $4,800,000 in cash. The sale is subject to several conditions and there is no assurance that the proposed sale will be consummated.

10.   SUBSEQUENT EVENTS (UNAUDITED)

      On April 30, 1996, Hylan Plaza shops, Inc., a Delaware corporation and a wholly-owned subsidiary of the Trust, acquired the Hylan Plaza Shopping Center (which includes approximately 349,000 square feet of rentable space located in Staten Island, New York) in connection with a workout of a mortgage held by the Trust for approximately $1.1 million over the mortgage held by the Trust, plus closing costs.

      On May 10, 1996, the Trust consummated the previously announced acquisition of Ramco-Gershenson, Inc. (the "Ramco Acquisition"), including the spin-off of its wholly-owned subsidiary Atlantic Realty Trust, a Maryland real estate investment trust (the "Spin-Off Company"). In connection with the Ramco Acquisition, the Trust changed its name to "Ramco-Gershenson Properties Trust" and effectuated as of the close of business on May 10, 1996, a one for four reverse split.

      Upon the closing of the Ramco Acquisition, the Spin-Off Company was spun off to RPS's shareholders. The Spin-off Company now holds title to RPS's former mortgage loan portfolio as well as its 9 North Wabash, Norgate and Hylan Plaza properties.

      On June 17, 1996, the Trust received proceeds of $2,150,000 from the repayment of the 1-5 Wabash loan.

      On June 26, 1996, the Trust received proceeds of $3,382,805 from the prepayment of the 1733 Massachusetts Avenue loan. The proceeds consisted of the prepayment of the principal loan balance of $2,200,000, deferred interest of $375,467, current interest of $32,618, contingent interest of $50,187 and additional contingent interest of $724,533.

      On July 12, 1996, the Trust received proceeds of $539,802 from the repayment of the NCR Building loan. The proceeds consisted of the repayment of the principal loan balance of $468,493, current interest of $52,093 and expenses due to the foreclosure action of $19,216.

                                     ******

ATLANTIC REALTY TRUST

PRO FORMA STATEMENTS OF NET ASSETS IN LIQUIDATION
(LIQUIDATION BASIS OF ACCOUNTING)
MARCH 31, 1996 AND DECEMBER 31, 1995
(UNAUDITED)
- --------------------------------------------------------------------------------

The unaudited Pro Forma Statements of Net Assets in Liquidation have been presented as if the mortgage loan portfolio and certain other assets and liabilities of RPS Realty Trust had been transferred to Atlantic Realty Trust (the "Trust") on December 31, 1995 and March 31, 1996, respectively. The Pro Forma Statements of Net Assets in Liquidation also give effect to the adoption of the liquidation basis of accounting which the Trust will adopt upon the transfer of assets and liabilities from RPS.

The liquidation basis of accounting is deemed appropriate as liquidation appears imminent and the Company is no longer viewed as a going concern. Under this method of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their anticipated settlement amounts.

The valuation of assets and liabilities requires many estimates and assumptions, and there are substantial uncertainties in implementing the transfer of assets and liabilities to the Trust. The actual value of any liquidating distributions will depend upon a variety of factors including, the proceeds from the sale of any of the Trust's assets, the timing of such sales and the actual timing of distributions.

The unaudited Pro Forma Statements of Net Assets in Liquidation should be read in conjunction with the combined financial statements of the Net Assets to be Transferred to the Trust included elsewhere herein. In management's opinion, all adjustments necessary to reflect the transfer and the related transactions, including those adjustments resulting from the adoption of the liquidation basis of accounting have been made.

The valuations presented in the accompanying Statements of Net Assets in Liquidation represent estimates, based on current facts and circumstances, of the net realizable value of assets and estimated costs of liquidating the Trust. The values ultimately realized could be higher or lower than the amounts recorded and such differences could be material.

The unaudited Pro Forma Statements of Net Assets in Liquidation are not necessarily indicative of what actual net assets in liquidation would have been at December 31, 1995 and March 31, 1996, nor do they purport to present the future net assets in liquidation of the Trust.

ATLANTIC REALTY TRUST

PRO FORMA STATEMENTS OF NET ASSETS IN LIQUIDATION
(LIQUIDATION BASIS OF ACCOUNTING)
MARCH 31, 1996
(UNAUDITED)
- --------------------------------------------------------------------------------


                                                        ASSETS                      ADJUSTMENTS
                                      HISTORICAL     TRANSFERRED                    TO REFLECT      PRO FORMA
                                    BALANCE SHEET    IN SPIN-OFF    ADJUSTMENTS     LIQUIDATION    STATEMENT OF
                                          AT             AS OF        FOR RPS         BASIS       NET ASSETS IN
                                    MARCH 31, 1996  MARCH 31, 1996  TRANSACTION     ACCOUNTING     LIQUIDATION
                                         (1)              (2)           (3)             (4)       MARCH 31, 1996
ASSETS
Cash/ Short Term Investments         $       100    $ 4,533,358        $35,516     $     --        $ 4,568,974

Mortgage Loans Receivable                   --       32,606,701           --         (282,948)      32,323,753

Investment in Real Estate                   --        6,838,821           --         (200,821)       6,638,000

Interest and Accounts Receivable            --        7,221,635           --        4,087,225       11,308,860

Other Assets                                --          460,000           --         (460,000)            --
                                     -----------    -----------    -----------     ----------      -----------

TOTAL ASSETS                                 100     51,660,515         35,516      3,143,456      54,839,587
                                     -----------    -----------    -----------     ----------      -----------

LIABILITIES AND SHAREHOLDERS'
EQUITY/ NET ASSETS IN LIQUIDATION

LIABILITIES

Accounts Payable/ Estimated Costs
  of Liquidation                            --          316,850           --        1,751,250        2,068,100

Deferred Commitment Fee                     --          346,320           --         (346,320)            --

Loan Payable                                --             --        5,550,000        337,906        5,887,906
                                     -----------    -----------    -----------     ----------      -----------

TOTAL LIABILITIES                           --          663,170      5,550,000      1,742,836        7,956,006
                                     -----------    -----------    -----------     ----------      -----------

SHAREHOLDERS' EQUITY/
  NET ASSETS IN LIQUIDATION          $       100    $50,997,345    $(5,514,484)    $1,400,620      $46,883,581
                                     ===========    ===========    ===========     ==========      ===========


See notes to the pro forma financial statements.

ATLANTIC REALTY TRUST

PRO FORMA STATEMENTS OF NET ASSETS IN LIQUIDATION
(LIQUIDATION BASIS OF ACCOUNTING)
DECEMBER 31, 1995
(UNAUDITED)
- --------------------------------------------------------------------------------



                                                            ASSETS                              ADJUSTMENTS
                                       HISTORICAL         TRANSFERRED                           TO REFLECT        PRO FORMA
                                      BALANCE SHEET      IN SPIN--OFF        ADJUSTMENTS        LIQUIDATION     STATEMENT OF
                                           AT                AS OF             FOR RPS            BASIS         NET ASSETS IN
                                   DECEMBER 31, 1995   DECEMBER 31, 1995     TRANSACTION        ACCOUNTING       LIQUIDATION
                                          (1)                 (2)                (3)               (4)         DECEMBER 31, 1995
ASSETS

Cash/ Short Term Investments            $       100       $ 3,356,995       $    35,516        $      --          $ 3,392,611

Mortgage Loans Receivable                      --          36,023,265              --             (282,948)        35,740,317

Investment in Real Estate                      --           6,866,189              --             (228,189)         6,638,000

Interest and Accounts Receivables              --           7,523,583              --            3,877,273         11,400,856

Other Assets                                   --             460,000              --             (460,000)              --
                                        -----------       -----------       -----------        -----------        -----------

TOTAL ASSETS                                    100        54,230,032            35,516          2,906,136         57,171,784
                                        -----------       -----------       -----------        -----------        -----------

LIABILITIES AND SHAREHOLDERS'
EQUITY/ NET ASSETS IN LIQUIDATION

LIABILITIES

Accounts Payable/ Estimated Costs
  of Liquidation                               --             717,036              --            1,751,250          2,468,286

Deferred Commitment Fees                       --             346,320              --             (346,320)              --

Loan Payable                                   --                --           5,550,000            337,906          5,887,906
                                        -----------       -----------       -----------        -----------        -----------

TOTAL LIABILITIES                              --           1,063,356         5,550,000          1,742,836          8,356,192
                                        -----------       -----------       -----------        -----------        -----------

SHAREHOLDERS' EQUITY/
  NET ASSETS IN LIQUIDATION             $       100       $53,166,676       $(5,514,484)        $1,163,300        $48,815,592
                                        ===========       ===========       ===========        ===========        ===========


See notes to the pro forma financial statements.

ATLANTIC REALTY TRUST

PRO FORMA STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
(LIQUIDATION BASIS OF ACCOUNTING)
FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND
FOR THE YEAR ENDED DECEMBER 31, 1995
(UNAUDITED)
- --------------------------------------------------------------------------------

The unaudited Pro Forma Statements of Changes in Net Assets in Liquidation have been presented as if the mortgage loan portfolio and certain other assets and liabilities of RPS Realty Trust had been transferred to Atlantic Realty Trust (the "Trust") on January 1, 1995 for the year ended December 31, 1995 and on January 1, 1996 for the three months ended March 31, 1996. The Pro Forma Statements of Changes in Net Assets in Liquidation also give effect to the adoption of the liquidation basis of accounting which the Trust will adopt upon the transfer of assets from RPS.

The unaudited Pro Forma Statements of Changes in Net Assets in Liquidation should be read in conjunction with the combined financial statements of the Net Assets to be Transferred to the Trust included elsewhere herein. In management's opinion, all adjustments necessary to reflect the transfer and the related transactions, including those adjustments resulting from the adoption of the liquidation basis of accounting have been made.

The unaudited Pro Forma Statements of Changes in Net Assets in Liquidation are not necessarily indicative of what actual net assets in liquidation would have been had this transfer and related transaction actually occurred as of January 1, 1995 or 1996, nor do they it purport to represent the results of operations of Atlantic Realty Trust for future periods.

ATLANTIC REALTY TRUST

PRO FORMA STATEMENTS OF CHANGES IN NET ASSETS IN LIQUIDATION
(LIQUIDATION BASIS OF ACCOUNTING)
FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND
FOR THE YEAR ENDED DECEMBER 31, 1995
(UNAUDITED)
- --------------------------------------------------------------------------------


                                                                                  FOR THE         FOR THE THREE
                                                                                 YEAR ENDED        MONTHS ENDED
                                                                             DECEMBER 31, 1995    MARCH 31, 1996
                                                                      NOTE      (UNAUDITED)         (UNAUDITED)

Net Assets in Liquidation                                              1       $        100        $        100

Net Assets Transferred to Atlantic Realty Trust                        2         53,166,676          50,997,345

Adjustment for RPS Transaction                                         3         (5,514,484)         (5,514,484)

Adjustment to Reflect Liquidation Basis of Accounting                  4         (1,163,300)         (1,400,620)
                                                                               ------------        ------------

Net Assets in Liquidation                                                      $ 48,815,592        $ 46,883,581
                                                                               ============        ============


See notes to the pro forma financial statements.

ATLANTIC REALTY TRUST
FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND
FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)
NOTES TO PRO FORMA FINANCIAL STATEMENTS

(UNAUDITED)
- --------------------------------------------------------------------------------
1. Represents the initial funding of the registrant and equity in the registrant held by RPS.

2. Represents the mortgage loan portfolio and certain other assets and liabilities of RPS Realty Trust transferred to the Trust.

3. Pursuant to the terms of the Transaction, RPS incurred approximately $5,550,000 in indebtedness, the proceeds of which, together with existing resources of RPS, were used primarily for the payment of termination of employment agreements and severance benefits of approximately $3,000,000, distributions to shareholders of approximately $2,279,000, directors' and officers' insurance premiums of approximately $1,150,000 and approximately $750,000 in working capital for the Trust. Upon consummation of the Transaction, the Trust assumed this indebtedness. Such indebtedness bears interest at 8.25% per annum (approximately $457,875 per year) and matures November 9, 1997. The expected interest payable on the loan over the Trust's 18 month life has been included in the Adjustments to reflect Liquidation Basis Accounting. The indebtedness is secured by a collateral assignment on the Trust's interest in the Hylan Shopping Center. As discussed in Note 5 below, on April 30, 1996 the Trust acquired the Hylan Shopping Center in connection with the workout of a mortgage held by the Trust.

4. Represents adjustment to reflect assets at their estimated net realizable value and estimated costs of liquidating the Trust over its expected 18 month liquidation period. In determining the net realizable values of the assets, the Trust considered each asset's ability to generate future cash flows, offers to purchase received from third parties, if any, and other general market information. Such information was considered in conjunction with the Trust's plan for disposition of assets. Computations of net realizable value necessitate the use of assumptions and estimates. Future events, including economic conditions that relate to real estate markets in general, may differ from those assumed or estimated in the computations. As a result, the amounts ultimately realized may differ from those currently reflected in these financial statements.

5. On April 30, 1996, Hylan Plaza Shops, Inc. a Delaware corporation and a wholly-owned subsidiary of the Trust, acquired the Hylan Plaza Shopping Center (which includes approximately 349,000 square feet of rentable space located in Staten Island, New York) in connection with a workout of a mortgage held by the Trust for approximately $1.1 million over the mortgage held by the Trust, plus closing costs. The difference between the estimated net realizable value of the property and the estimated net realizable value of the mortgage loan and related interest is insignificant.

6. On July 10, 1996 the Trust prepaid $3,500,000 of the principal balance of the promissory note dated as of May 10, 1996. (See note 3 above).

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  ATLANTIC REALTY TRUST
                                  (Registrant)



Date:  July 29, 1996              By:  /s/Edwin R. Frankel
                                       ----------------------------------------
                                       Edwin R. Frankel, Executive Vice
                                       President, Chief Financial Officer and
                                       Secretary

                                 EXHIBIT INDEX


                                                                      Sequential
Exhibit                                                                Page No.
- -------                                                               ----------

27.1 Financial Data Schedule (Net Assets to be Transferred to Registrant for the three months ended March 31, 1996 and for the year ended December 31, 1995)